Exhibit 10.3

                                  Page 1 of 11

                                                  CONFIDENTIAL TREATMENT REQUEST
                                       [ * ] INDICATES INFORMATION THAT HAS BEEN
                                    OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT
                                     REQUEST AND THIS INFORMATION HAS BEEN FILED
                                       UNDER SEPARATE COVER WITH THE COMMISSION.

                                AGREEMENT BETWEEN

                       MIDNIGHT AUTO FRANCHISE CORPORATION

                                       AND

               ASSOCIATION OF AUTOMOTIVE AFTERMARKET DISTRIBUTORS

This agreement made and entered into as of the 5th day of August, 2004, by and between Midnight Auto Franchise Corporation (hereinafter referred to as "MAFC"), a Michigan corporation with principal offices at 3872 Rochester Road, Troy,
Michigan 48083 and ASSOCIATION OF AUTOMOTIVE AFTERMARKET DISTRIBUTORS (hereinafter referred to as "AAAD"), an Illinois corporation with principal offices at 5050 POPLAR AVENUE, SUITE 2020, Memphis, Tennessee.

                                   WITNESSETH:

     WHEREAS, "MAFC" is engaged in providing automotive parts and services to the motoring public at numerous All Night Auto Service Centers (hereinafter referred to as ANAs) located throughout the United States, and

     WHEREAS, "MAFC" desires to obtain a unified principal source of supply for its ANAs, and

     WHEREAS, AAAD is an association of automotive parts warehouse distributors (hereinafter referred to as "AAAD Members") who are capable and desirous of supplying to "MAFC" the automotive replacement and repair parts required by the ANAs.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions contained herein, "MAFC" and AAAD agree as follows:

1.   SCOPE AND COVERAGE.

     A. AAAD and "MFAC" agree that the participating AAAD Members (as hereinafter defined) shall be the principal suppliers to the designated ANAS of at least [*]% of their automotive inventory replacement and repair parts, as defined below, on the terms and conditions set forth herein or as may hereafter be agreed to by and between AAAD or the AAAD Members and "MAFC". This Agreement will apply to all ANAs in the United States except as specified herein or otherwise mutually agreed. A participating AAAD Member is defined as a current member of AAAD in good standing. AAAD will act in behalf of those participating AAAD members as their billing and information disseminating agent and will act to provide general management and coordination of the supply program. Monies paid to AAAD by "MAFC" and the accounts receivable for unpaid merchandise are the property of and are owed to the individual AAAD Members who sold the goods.

     B. The automotive inventory replacement and repair parts to be supplied hereunder include, but are not limited to, ignition parts, brake parts, front-end and other chassis parts, spark plugs, light bulbs and other electrical parts, filters, fan belts, hoses and hose clamps, thermostats, water pumps, windshield wiper parts, tire repair parts, wheel weights, and cooling system and fuel line chemicals. Products to be supplied hereunder shall be obtained from sources whose quality is acceptable to "MAFC".

* Portions of this exhibit have been omitted and filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.


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     C.  AAAD  agrees  to  obtain  the  separate   written   agreement  of  each
participating AAAD Member, which agreement shall specify the ANAs designated to be supplied by that AAAD Member, shall acknowledge the participating AAAD Member's responsibility to AAAD and "MAFC" for its faithful performance of and compliance with this Agreement with respect to those ANAs, and shall commit the participating AAAD Member to continue its faithful performance and compliance
with  the  AAAD  Agreement   with  "MAFC"   (except  for  central   billing  and
coordination) with respect to those ANAs in the event AAAD ceases to exist as a business entity or is legally or financially unable to operate as a business. Thereafter, "MAFC" may change its designation of ANAs to be supplied by a participating AAAD Member with one (1) month's written notice prior to any change.

     D. Mutually acceptable terms and conditions regarding billings, delivery, inventory coverage and management, and similar administrative matters will be set forth in Exhibits to this Agreement which will be modified by written agreement of the parties to permit changes that may be required by market and administrative conditions. Exhibits attached hereto, or any amendment thereof in accordance with the terms of this Agreement, is incorporated herein by reference and is made a part of this Agreement.

2.   TERMINATION AND MODIFICATION.

     A. This Agreement shall remain in full force and effect for [*] from the signature date hereof unless earlier terminated or cancelled by AAAD or "MAFC". This agreement will automatically renew as written on each anniversary date of its inception unless either AAAD or "MAFC" decide otherwise.

     B. In the event of termination by "MAFC",  "MAFC" shall provide AAAD ninety
(90) days prior written notice of intent to terminate and cancel. As of the date such notice is provided to AAAD, all terms in this contract will remain in effect until thirty (30) days prior to the actual cancellation of the contract. "MAFC" will take control of inventory during the thirty (30) days prior to actual cancellation of the contract.

     C. "MAFC" shall have the option of terminating this Agreement as it applies to an individual AAAD Member with written notice of a probationary period of 30 days, in event of a breach, followed by a termination notice to AAAD and the AAAD Member if the breach is not cured during the probationary period. The terms and other provisions of cancellation of the contract will apply to the individual AAAD Member.

     D. In the event of termination by AAAD, AAAD shall provide "MAFC" 90 day prior written notice of intent to terminate and cancel. "MAFC" may assume responsibility for inventory control at any time it desires during the 90 day notice period by giving AAAD written notice of its intention to assume control of inventories. Effective with the month MNA takes control of inventory, terms to "MAFC" will be 10th prox.


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                                  Page 3 of 11

     E. This Agreement or any of the Exhibits made a part hereof may be amended or modified only by a written agreement executed by AAAD and "MAFC". The laws of the State of Illinois hereunder shall govern this Agreement and any dispute arising. If any provisions hereof shall be found to be unenforceable, the remaining portions of the Agreement shall remain in full force and effect.

IN WITNESS HEREOF the parties have executed this Agreement.

MIDNIGHT AUTO FRANCHISE CORP.
By /s/ (illegible)                                   Date 8/12/04
   -------------------                                    -------
President, Nicholas Cocco

Attest /s/ (illegible)                               Date 8/12/04
       ----------------                                   -------
Title Project Manager
      ---------------

ASSOCIATION OF AUTOMOTIVE AFTERMARKET DISTRIBUTORS

By /s/ (illegible)                                   Date 8/10/04
   ------------------                                     -------
Alan Bostwick, Executive Vice President

Attest /s/ (illegible)                               Date 8/10/04
       -----------------                                  -------
Title Director of Sales
      -----------------


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                                  Page 4 of 11

                                    EXHIBIT A

                                 ADMINISTRATION

1. To coordinate and implement the program in an orderly and timely fashion, AAAD agrees to provide an Account Executive or Coordinator to work with designated "MAFC" representatives.

2. "MAFC" agrees to assign a full-time employee to serve as a coordinator between "MAFC" and AAAD and the participating AAAD Members.

3. "MAFC" and AAAD agree to provide and to take appropriate management control and action to assure the cooperation and support of the personnel participating from their respective organizations in minimizing local purchases and compliance with the standards and requirements of this Agreement.

4. AAAD and "MAFC" shall meet semi-annually at alternate locations to review all agenda issues pertinent to managing the AAAD Parts Supply Program.


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                                  Page 5 of 11

                                    EXHIBIT B

                                    WARRANTY

1. AAAD will cooperate with "MAFC" in submitting warranty and labor claims applicable under any manufacturer's warranty on the merchandise supplied hereunder, including private brand merchandise. AAAD MAKES NO WARRANTIES EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN CONNECTION WITH SALES OF MERCHANDISE HEREUNDER, nor shall AAAD be liable for specific, incidental or consequential damages or for any delay in performance under any applicable manufacturer's warranty.

2. AAAD will provide "MAFC" with product liability insurance coverage for the products sold to "MAFC" under terms of this contract. Manufacturers, AAAD or AAAD Members, may provide such insurance coverage.


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                                  Page 6 of 11

                                    EXHIBIT C

                                     PRICING

1. The prices to be charged for merchandise to be provided by AAAD Members and to be paid by "MAFC" shall follow the most current [*] issued and distributed by the approved vendors. The prices to be charged at the effective date of this Agreement shall be specified on the attached Schedule A, "MAFC" Base Price Schedule or any agreed upon amendment thereof. If an AAAD Member initiates participation in sales to "MAFC" under this Agreement after the date of this Agreement, the aforementioned pricing will apply to those sales.

2. Price increases shall go into effect in accordance with the effective date from the vendor. Credits issued to "MAFC" for merchandise returned to the AAAD Member shall be at prices in effect on the date of receipt of merchandise at the AAAD Member's warehouse, subject to any agreed limit on returns or less any agreed handling charges.

3. All Goods purchased by "MAFC" shall be subject to the incentives set forth below. Such incentives shall be calculated based on [*]. AAAD is to provide the [*].

       a. The aggregated rebate will be issued to Midnight Auto Franchise Corp. and mailed to Midnight Auto Franchise Corp, Attention Nick Cocco, 3872 Rochester Road, Troy, MI 48083 (via check on a quarterly basis by AAAD).

       b. The level of rebate earned and provided will be adjusted on January 1st of each calendar year. The level will be based upon the prior year's net purchase total. That level, once established, will apply to all purchases for the current year.

       c. [*] will provide a rebate for purchases from our network by ANA locations. The Headquarter Rebate will be applied to [*]% of centrally billed net purchases from AAAD members.

       d. [*] will provide Midnight Auto Franchise Corp. with a volume driven rebate according to the following scale:

              i.   [*]

              ii.  [*]

              iii. [*]


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4.     "MAFC"  and  AAAD  shall  meet  jointly  with all  suppliers  of parts or products as needed in order to determine market trends, competitive costs, new parts/product technology and training.

5. Nothing herein shall prevent "MAFC" or an individual ANA from negotiating prices with an individual AAAD member which differ from those called for by this agreement, Exhibit "C" and/or Schedule "A".


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                                  Page 8 of 11

                                    EXHIBIT D

                                DELIVERY/RETURN

1. Delivery of merchandise by AAAD Members to ANAs will be of the same type and frequency as customarily provided for the AAAD Member's similar customers in the same area, provided however, that at least [*] will be available to each store on a freight prepaid basis. The minimum weight and/or value for freight prepaid shipments and any product exclusions will be the same for ANAs as the policy for the AAAD Member's similar customers in the same area.

2. Authorized new returns from ANAs to an AAAD Member warehouse shall be shipped freight prepaid unless picked up by the AAAD Member's truck. No return or handling charge will apply to saleable service parts returned from an ANA to the AAAD Member unless otherwise set forth in this Agreement.

3. [*] charges will apply for new returns made within 30 days of the original delivery date. The AAAD member shall pick up this merchandise on a regular basis during normal delivery cycles. New returns made after the 30 day period will be subject to a [*]% handling charge.

4. [*] charges will apply for qualified core and warranty returns. The AAAD Member shall pick up this merchandise on a regular basis during normal delivery cycles.

5. An annual new return allowance of [*]% (also known as a stock adjustment) of the prior year's net purchases by ANA location will be allowed with [*] charges. The ANA will place an offsetting order of equal or greater value with the supplying AAAD Member at the time of this return. Returns in excess of [*]% of prior year's net purchases will be subject to a [*]% handling charge. This handling charge will be waived during the first year of inventory placed in any ANA facility to allow for proper stock level and inventory movement.

6. Supply and expense items and non-service parts (unless in unopened, full case quantities), special order items not carried in the AAAD Member's regular inventory, and parts obtained from sources other than the AAAD Member are not returnable from operating or closed ANAs.


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                                    EXHIBIT E

                              INVENTORY MANAGEMENT

1. AAAD and "MAFC" recognize and agree that proper inventory management and maintenance of satisfactory service levels are important to the success of the program. It is intended that AAAD Members shall manage the ANA's service parts inventories and have products available to provide the best potential for high utilization of the stocked inventory in each ANA location. ANA's shall provide AAAD Members with the quantities and part numbers of merchandise purchased from sources (local purchase) other than AAAD Members.

2. It is recognized and acknowledged by both "MAFC" and AAAD that there are many factors which affect ANA's service proportions from Members versus local purchases, some of which are controllable by Members, some by ANAs, and some, such as strikes, natural disasters, and acts of God which are not controllable by either.

3. In order to properly manage ANA inventories, periodic ANA visits by AAAD Member representatives are required, the frequency and duration of which will vary in relation to ANA's parts usage and inventory control needs; however, AAAD Member representatives shall make at least one (1) visit every other week to each ANA they are servicing unless otherwise mutually agreed.

4. Service parts will be removed from individual ANA's inventories before said parts become discontinued or obsolete. In the event a vendor discontinues or obsoletes a part or parts, the AAAD Member must accept the return of those parts from the ANAs. "MAFC" shall receive full credit from AAAD for the amount paid. "MAFC" shall then be responsible for credit to the ANA store that such inventory was removed from.

5. It is agreed that the aggregate of the inventory maintained for each ANA store shall be approximately $[*]. The maximum inventory levels and average monthly purchase volume levels will be adjusted annually beginning January 1, 2005. The adjustment will be mutually agreeable between the serving AAAD Member and the ANA franchisee.


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                                    EXHIBIT F

                                BILLING AND TERMS

1. All billing and accounts payable information with respect to this Agreement must be received by electronic data transmission in a format acceptable to "MAFC" and AAAD and which can be entered directly into the records of "MAFC" and AAAD. AAAD shall provide and maintain a complete item file, or other mutually agreed upon method, to enable MNA to verify products, prices and codes on parts sold to ANA's hereunder. A billing month will start with shipments made on the 10th day of the month and end with shipments made on the 9th day of the next month. "MAFC" agrees to make prompt payment of invoices as due and to provide to AAAD via Electronic Data Transmission, or other mutually agreed upon method, identification and amount of each invoice being paid.

2. Payment from "MAFC" to AAAD on behalf of the purchases made by each ANA store, from each AAAD member, shall be twelve (12) times per year; due the 29th day of each month; but in no event later than 21 days past the end of the billing month as set in Paragraph 1 above. Further, AAAD recognizes that MAFC desires to make 9 payments per year. AAAD recognizes and agrees to negotiate in good faith with regard to the payment structure at the [*] anniversary or renewal of this agreement.


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                                    EXHIBIT G

                          E-COMMERCE AND IMPLEMENTATION

1. Any All Night Auto locations with internet capability can access the Parts Plus Webshop solution now. Parts Plus agrees to work with "MAFC" to provide integrated order inquiry and transaction fulfillment through [*] system. "MAFC" agrees to take all necessary steps to drive compliance within their garage network to utilize this E-Commerce tool and reduce service costs.

2. Parts Plus HQ will contact and arrange an orientation meeting with the "MAFC" Management, Warehouse Management, and/or All Night Auto Store Management. An implementation manual outlining the features and benefits of the program will be provided to each person in attendance. A senior representative of Parts Plus HQ and the serving Parts Plus Distributor will be required to attend the meetings to explain the program and provide specific local details such as:

       a. All contact information including corporate and store / warehouse information. (Names, Titles, phone, fax, email, etc.)

       b. Hours of Operation and Delivery Commitments

       c. Product Line Card, Ordering Information and Process

       d. Return Information and Process

       e. Sales Representation and Call Frequency


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[*]